Exhibit 23.1

Consent of Independent Auditor

We have issued our report dated September 12, 2013 accompanying the audited consolidated financial statements of HPI Direct, Inc. and TAA Investments, LLC for the years ended December 31, 2012 and 2011, included in this Current Report on Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statement on Forms S-8 (File No. 333-105906, and File No. 333-188944).

/s/ Mayer Hoffman McCann P.C.

September 12, 2013

Clearwater, Florida